POWER OF ATTORNEY

NOTICE TO PRINCIPALS IN THE STATE OF NEW YORK: Required Pursuant To Section 5-1501B of the New York General Obligations Law Subd.1(d)(1).

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The undersigned hereby constitutes and appoints David P. Gardner and Ann M. McCormick, each alone, as the undersigned’s true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority, including any amendments thereto; and

(3)
take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned shall be in such form and shall contain such terms and conditions as such attorney-in-fact may deem appropriate.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all actions necessary and proper in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation.  The undersigned also confirms the authority of each such attorneys-in-fact to take the above-described actions with respect to any Forms 3, 4, or 5 heretofore executed and filed with the United States Securities and Exchange Commission on the undersigned’s behalf.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall continue in force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Home Properties, Inc., unless earlier revoked in writing.

The execution of this Power of Attorney does not revoke any other power of attorney previously executed by the undersigned.  To the extent permitted by law, this Power of Attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of November, 2010.

/s/ Thomas P. Lydon, Jr.
Thomas P. Lydon, Jr.

State of New York)
County of New York) ss.:

On the 30th day of November in the year 2010, before me, Laura Petry, personally appeared Thomas P. Lydon, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Laura Petry
Notary Public